                                     SCHEDULE 14A
                                    (Rule 14a-101)
                       INFORMATION REQUIRED IN PROXY STATEMENT
                               SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/

    Check the appropriate box:
    / / Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule
        14a-6(e)(2))
    /X/ Definitive Proxy Statement
    / / Definitive Additional Materials
    / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      TIS Mortgage Investment Company
--------------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                  Totally Ignored Stockholders Committee
--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/ No Fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

             Shares of Common Stock, par value $.001 per share
       -------------------------------------------------------------------------

    2) Aggregate number of securities to which transaction applies:

       -------------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       -------------------------------------------------------------------------

    4) Proposed maximum aggregate value of transaction:

       -------------------------------------------------------------------------

    5) Total fee paid:

       -------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials:
/ / Check box if any of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

       -------------------------------------------------------------------------
    2) Form, Schedule or Registration Statement No.:

       -------------------------------------------------------------------------
    3) Filing Party:

       -------------------------------------------------------------------------
    4) Date Filed:

       -------------------------------------------------------------------------

                                   PROXY STATEMENT

                      IN OPPOSITION TO THE BOARD OF DIRECTORS OF

                           TIS MORTGAGE INVESTMENT COMPANY

                            ANNUAL MEETING OF STOCKHOLDERS
                              SCHEDULED FOR MAY 29, 1997

TO ALL STOCKHOLDERS OF
TIS MORTGAGE INVESTMENT COMPANY:

    This Proxy Statement is furnished by the Totally Ignored Stockholders Committee (the "TIS Committee") in connection with its solicitation of proxies to be used at the Annual Meeting of Stockholders of TIS Mortgage Investment Company ("TIS" or the "Company") scheduled to be held on Thursday, May 29, 1997, at the Hyatt Burlingame, 1333 Bayshore Highway, Burlingame, California 94010 at 10:00 A.M., local time, and at any adjournments or postponements thereof. This Proxy Statement and the accompanying BLUE Proxy Card are first being sent to the Company's Stockholders on or about May 6, 1997.

    The Company has set April 23, 1997, as the record date for determination of Stockholders entitled to notice of, and to vote at, the Annual Meeting. According to the Company most recent filing with the Securities and Exchange Commission, as of March 26, 1997, there were outstanding and entitled to vote at the Annual Meeting a total of 8,105,880 shares of Common Stock, $.001 par value (the "Shares"). Each Share is entitled to one vote on all matters submitted to a vote of the Stockholders at the Annual Meeting. The affirmative vote of the holders of a plurality of the Shares cast at the Annual Meeting is required for the election of Directors. As of the record date, the TIS Committee had the right to vote an aggregate of 793,700 Shares constituting approximately 9.8% of the total votes eligible to be cast at the Annual Meeting. See "The TIS Committee."

    THE TIS COMMITTEE URGES YOU TO SIGN, DATE AND RETURN THE ENCLOSED BLUE PROXY CARD TO VOTE FOR THE ELECTION OF THE TIS COMMITTEE'S NOMINEES AS DIRECTORS. A POSTAGE-PAID ENVELOPE HAS BEEN PROVIDED FOR YOUR CONVENIENCE.


                            REASONS FOR THIS SOLICITATION

    The TIS Committee is urgently soliciting your proxy to enable us to salvage and then revive the Company. The TIS Committee seeks your help to elect three Directors with substantial commercial real estate experience who will constitute one-third of the Board of Directors. We believe these new Directors will be more knowledgeable in real estate investment and management, more responsive to stockholder concerns and more responsible in their direction of the management of the Company. We believe that the TIS Committee's nominees will implement the policies necessary to maximize stockholder value.


    We send you this request for your proxy and ask for your vote for a number of reasons:

    (1) The Company's Shares, which traded in 1988 at $10.00 per share, have steadily declined in value, hovering in the $1.00 - $2.00 range for most of the past year.

    (2) The average stock price for all real estate investment trusts over the past five years, as compiled by the National Association of Real Estate Investment Trusts (NAREIT), has more than doubled.

    (3) The Company's current Directors and executive officers have shown little faith in the Company - their total investment amounts to only 208,662 Shares (excluding unexercised options), or only 2.57% of the outstanding Shares.

    (4) From 1992 through 1996, the Company reported net losses totaling more than $47,000,000! In the last eight years, the Company's net worth has declined from almost $74,000,000 as of December 31, 1988, to about $11,000,000 as of December 31, 1996!

    (5) As of December 31, 1996, the average dividend yield of 115 real estate investment trusts was approximately 6.7%. (Source: A.G. Edwards & Sons, Inc., Quarterly REIT Review, February 3, 1997; the consent of A.
         G. Edwards to include this data was not obtained.) The yield on Shares of TIS was less than 2% in 1996.

                              SOLUTIONS TO THE PROBLEMS

    Our nominees have proven experience in investing, managing and analyzing real estate in a profitable manner. They are committed to:

    (1) An urgent review of all the Company's real estate investments with a view toward improving the performance of the portfolio;

    (2) The development of a plan to increase the dividends payable to Stockholders;

    (3) The imposition of strict controls on overhead expenses and the implementation of necessary steps to cut overhead costs;

    (4) The termination of the 1995 stock option plan of TIS that benefits management at the expense of Stockholders; and

    (5) The implementation of a continuous, effective stockholder relations program to keep Stockholders informed about the Company.

    Once elected to the Board of TIS, the nominees of the TIS Committee will develop specific plans to implement each of the solutions mentioned above.

                             OUR PROMISE TO STOCKHOLDERS

    (1) We will NOT terminate employees simply for the sake of cutting costs; our grievance is with the Company's Directors, not its professional staff. We trust that with stability, a coherent business plan, professional management and stockholder oversight, their talents can be put to profitable use.

    (2) We will NOT increase the pay and benefits of officers or reward them with grants of options on Shares or "golden parachutes" at a time when the price of Shares of TIS is little more than $1.00.

    (3) We will NOT take any action to impair the status of TIS as a REIT under the Internal Revenue Code of 1986.


                       WHY STOCKHOLDER INVESTMENTS WILL BE LOST
                             IF THE BOARD IS NOT CHANGED

    We have summarized the events and failures which have led us to believe that management must change. We have invested more than $885,000 in the Company. We describe below in further detail why we believe that the stockholders of TIS deserve a prompt and comprehensive change in the way TIS is doing business.

    (1)  The Market's Rejection of TIS

         From a high of $10.00 per share in the last quarter of 1988, TIS's stock has sunk to $0.6875 on December 31, 1996. As of April 22, 1997, due in part to purchase of Shares by the Fund, the closing price was $1.125. This steep per share decline shows that the market is trying to send a message to TIS. We seek your proxy because the Board of Directors is not getting the message.

    (2)  TIS Shares Continually Underperform the Market

         The following line graph compares the cumulative total return of a hypothetical investment in the Shares of TIS with the cumulative total return of a hypothetical investment in each of the Standard & Poor's 500 Stock Index and the NAREIT All REIT index and assumes the initial investment of $100 on December 31, 1991, with dividends reinvested when paid and share prices as of the last day of each calendar year.

 Measurement Period
(Fiscal Year Covered)      Shares of TIS      S& P 500 Index     All REIT

      12/31/91                  100                100              100

      12/31/92                   41                108              112

      12/31/93                   22                118              133

      12/31/94                   22                120              134

      12/31/95                   19                165              159

      12/31/96                    9                203              215


    As the graph indicates a $100 investment in TIS Shares on December 31, 1991 would be worth $9 on December 31, 1996. The same $100 would be worth $203 if invested in the S&P 500 Index or $215 if invested in All REITs.

    (3)  Net Worth of TIS Has Declined Precipitously

         The following chart shows the decline in the net worth, or stockholders' equity, of TIS over the past eight years, as disclosed in the Annual Reports on Form 10-K filed by TIS.


          12/31/88                   $73,970,000

          12/31/89                    72,072,000

          12/31/90                    69,468,000

          12/31/91                    67,779,000

          12/31/92                    41,489,000

          12/31/93                    15,780,000

          12/31/94                    16,093,000

          12/31/95                    11,981,000

          12/31/96                    11,081,000

                          THE TIS COMMITTEE

    The TIS Committee has taken the name "Totally Ignored Stockholders Committee" for two reasons: (1) the Stockholders have stood by while the Board has overseen the steady decline in the TIS stock price since 1988 and (2) on several occasions Richard M. Osborne, one of the nominees of the Committee, has telephoned the President of TIS to express his concerns over the direction of TIS and to request a meeting, but his calls have either been ignored or the President has refused to meet.


    The members of the TIS Committee are Richard M. Osborne, Christopher L. Jarratt and James G. Lewis. As of the record date, members of the TIS Committee beneficially owned 793,700 Shares, representing approximately 9.8% of the outstanding Shares. All of these Shares are owned by the Turkey Vulture Fund XIII, Ltd., an Ohio limited liability company (the "Fund"), that was formed to acquire, hold, sell or otherwise invest in all types of securities and other instruments. The Fund is the largest stockholder in TIS. Mr. Osborne, as the sole manager of the Fund, is the beneficial owner of the 793,700 Shares.

    Additional information concerning the TIS Committee and the Fund and the Fund's holdings of Shares is set forth in Appendix A hereto.

                                 WE ARE STOCKHOLDERS

    Neither the TIS Committee nor the Fund are attempting to benefit themselves at the expense of any other Stockholders. Rather, the TIS Committee is seeking to increase value to all Stockholders. Neither the TIS Committee nor its nominees will acquire any of the operations or assets of TIS or be compensated either as principal or agent in transactions relating to the redeployment of the assets of TIS, or earn any profits, commissions or other fees from TIS for their services in connection therewith, other than (1) such compensation, if any, as might be payable to any of the nominees solely in their capacities as Directors of TIS, (2) payments received by the Fund in its capacity as a holder of stock of TIS, (3) reimbursement from TIS of the expenses of the solicitation of proxies or (4) in any transaction approved by a majority of the Stockholders of TIS.

                          NOMINEES FOR ELECTION AS DIRECTORS

    The Company's Board of Directors is presently composed of nine Directors, divided into three classes of Directors who serve for three-year terms. The Directors elected at the Annual Meeting will serve in such capacity until the 2000 Annual Meeting of Stockholders and thereafter until their successors shall have been elected and qualified. In opposition to the incumbent Class of the Board of Directors, the TIS Committee is proposing a slate of three experienced and well-qualified nominees for election as Directors of the Company who, if elected, would constitute one-third of the Board of Directors.

    Each nominee named below has consented to serve as a director of the Company if elected. The TIS Committee does not expect that any of the nominees will be unable to stand for election but, in the event that a vacancy in the slate of nominees should occur unexpectedly, the Shares represented by the enclosed BLUE Proxy Card will be voted for a substitute candidate selected by the TIS Committee.

    The following information concerning business address, age, and principal occupation has been furnished by the TIS Committee's nominees.


 Name and Business Address              Principal Occupation for Past Five Years
 -------------------------              ----------------------------------------

Richard M. Osborne                      Mr. Osborne is President and Chief
7001 Center Street                      Executive Officer of OsAir, Inc.,
Mentor, Ohio 44060                      Mentor, Ohio ("OsAir") a company he
                                        founded in 1963.  OsAir is a
                                        manufacturer of industrial gases for
                                        pipeline delivery and a real property
                                        developer.  Mr. Osborne is also a
                                        director of Brandywine Realty Trust,
                                        a publicly-held REIT, and a director
                                        of Great Lakes Bank, Mentor, Ohio.
                                        Through OsAir or personally, Mr.
                                        Osborne has over 30 years of
                                        experience in real estate development
                                        and management.  During his career as
                                        a real estate entrepreneur, he has
                                        developed, managed or sold over
                                        1,000,000 square feet of industrial
                                        space, over 1,000,000 square feet of
                                        commercial space, over 1,000,000
                                        square feet of apartment space and
                                        over 1,000,000 square feet of
                                        self-storage facilities . Since its
                                        formation in 1994, Mr. Osborne has
                                        been the sole manager of the Fund.
                                        Mr. Osborne is 51 years old.

Christopher L. Jarratt                  For the past nine years, Mr.
314 Church Street                       Jarratt has been the President of
Nashville, TN 37201                     Jarratt Associates, Inc.,
                                        Nashville, Tennessee, a corporation
                                        engaged in commercial mortgage
                                        banking and commercial real estate
                                        investment activities. Since
                                        September 1996, Mr. Jarratt has also
                                        been the Chief Executive Officer of
                                        Third Capital, LLC, Nashville,
                                        Tennessee, a company engaged in
                                        various real estate investment and
                                        advisory activities. Mr. Jarratt has
                                        been involved in more than $100
                                        million of commercial mortgage and
                                        real estate transactions. For the
                                        past five years, through Jarratt
                                        Associates, Inc., Third Capital, LLC
                                        and their various affiliates, Mr.
                                        Jarratt has specialized in the
                                        acquisition of undervalued real
                                        estate assets and securities.  Mr.
                                        Jarratt has a Bachelor of Business
                                        Administration degree from Southern
                                        Methodist University, Dallas, Texas.
                                        Mr. Jarratt is 35 years old.

James G. Lewis                          Since September 1996, Mr. Lewis has
314 Church Street                       been the Chief Operating Officer
Nashville, TN 37201                     and General Counsel of Third
                                        Capital, LLC, Nashville Tennessee, a
                                        company engaged in various real
                                        estate investment and advisory
                                        activities.  From May 1994 through
                                        August 1996, Mr. Lewis was employed
                                        as an attorney with the law firm
                                        Shumaker, Loop & Kendrick, Tampa,
                                        Florida, where he specialized in
                                        mergers and acquisitions, corporate
                                        and securities law.  From September
                                        1990 until May 1994, Mr. Lewis was
                                        employed as an attorney with the law
                                        firm of Johnson, Blakely, Pope,
                                        Bokor, Ruppel & Burns, P.A.,
                                        Clearwater, Florida where he
                                        specialized in mergers and
                                        acquisitions, corporate and
                                        securities law. Mr. Lewis received a
                                        JD degree from Vanderbilt University
                                        School of Law. Mr. Lewis is 31 years
                                        old.

    None of the nominees has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) during the past ten years.

                                  VOTING OF PROXIES

   Unless otherwise indicated, the persons named in the accompanying BLUE Proxy Card will vote properly executed and duly returned proxies (1) FOR the election of three TIS Committee nominees as members of the Class of the Board of Directors of the Company to serve for a term of three years until the 2000 Annual Meeting of Stockholders and until their successors are elected and qualified, and (2) in accordance with their judgment on such other business as may be properly presented to the meeting and any adjournment or postponement thereof.

    BLUE Proxy Cards should be signed, dated and returned in the postage-paid envelope provided. Execution of the enclosed BLUE Proxy Card will not affect a stockholder's right to attend the Annual Meeting and vote in person. A stockholder who has given a proxy may revoke it at any time before such proxy is voted either by a later dated proxy or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute a revocation. If you were a stockholder of record on the Record Date, you will retain the voting rights in connection with the Annual Meeting even if you sell or sold such Shares after the Record Date. Accordingly, it is important that you vote the Shares held by you on the Record Date or grant a proxy to vote such Shares whether or not you still own such Shares.

    Stockholders cannot select Directors from among those proposed by the Company and the TIS Committee. Therefore, if you wish to support the TIS Committee's nominees, YOUR LAST DATED PROPERLY EXECUTED PROXY MUST BE A BLUE PROXY CARD.

                             PROXY SOLICITATION; EXPENSES

    Proxies may be solicited by mail, telephone, telecopier and personal solicitation. Any of the members of the TIS Committee and any regular employee of Mr. Osborne may be used to solicit proxies, and will not receive additional compensation therefor. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the soliciting material of the TIS Committee to their customers for whom they hold shares and the TIS Committee will reimburse them for their reasonable out-of-pocket expenses.

    The TIS Committee has retained Beacon Hill Partners, 90 Broad Street,
New York, New York, 10004, to assist in the solicitation of proxies. The TIS Committee has agreed to pay Beacon Hill Partners a fee of $25,000 and to reimburse it for its reasonable out-of-pocket expenses. Approximately 25 people will be used by Beacon Hill Partners in its solicitation efforts.

    The TIS Committee anticipates that its total expenditures relating to the solicitation will be approximately $100,000 (excluding costs represented by salaries and wages of regular employees of Mr. Osborne); total expenditures to date have been less than $10,000. The entire expense of preparing, assembling, printing and mailing this Proxy Statement and related materials and the cost of soliciting proxies for the nominees proposed by the TIS Committee will be borne by the Fund or Mr. Osborne in a manner to be determined by Mr. Osborne. The Fund or Mr. Osborne will seek reimbursement from the Company for those expenses and does not intend to seek stockholder approval for such reimbursement at a subsequent meeting unless such approval is required under Maryland law.

                    STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

    In order to be included in the Company proxy statement for the 1998 Annual Meeting, any stockholder proposal to be presented at the 1998 Annual Meeting must be received in the office of the Secretary of the Company at its principal executive offices by the date specified in the Company proxy statement for this year's Annual Meeting.

                                    OTHER MATTERS

    The TIS Committee is not aware of any other matters to be considered at the Annual Meeting other than the election of Directors. However, if any other matters properly come before the meeting, the persons named in the enclosed BLUE Proxy Card will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgment.

                                       Sincerely,


May 6, 1997                            TOTALLY IGNORED
                                       STOCKHOLDERS COMMITTEE

                                      APPENDIX A


    On the date hereof, Richard M. Osborne, as the sole manager of the Fund, is the beneficial owner of 793,700 Shares, representing approximately 9.8% of the 8,105,880 Shares outstanding according to the most recently available filing by the Company with Securities and Exchange Commission.

    Under the terms of the Operating Agreement of the Fund, Mr. Osborne as the sole manager, manages all day-to-day operations involving, and makes all decisions concerning, the business and affairs of the Fund. Other than Mr. Osborne, the members have no authority or power to bind the Fund, vote securities owned by the Fund, make investment decisions for the Fund or dispose of any securities held by the Fund. Each member has agreed, under the terms of the Operating Agreement, to indemnify the Fund for any costs or damages incurred by the Fund as a result of the exercise of any unauthorized authority by each such member.

    Under Rule 13d-3 promulgated by the Securities and Exchange Commission, "a beneficial owner of a security includes any person, who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:

    (1) Voting power which includes the power, to vote, or to direct the voting of, such security, and/or

    (2) Investment power which includes the power to dispose, or to direct the disposition of, such security."

Because the members of the Fund, other than Mr. Osborne, lack any of the requisite powers of beneficial ownership, none of them, other than Mr. Osborne, are beneficial owners of the Shares solely because of their investment as members in the Fund.

    The Shares beneficially owned by the Fund were acquired for an approximate aggregate purchase price of approximately $885,000 with working capital of the Fund.

    The table below sets forth all Shares purchased by the Fund within the past two years, the dates on which such purchases were made and the amount of such
purchases.   Neither the Fund nor Mr. Osborne sold any shares during the two year period.

            Number of Shares             Date
            ----------------           --------

                    10,000             7/22/96
                     9,800             7/30/96
                     3,000             7/31/96
                     2,100             8/01/96
                       500             8/02/96
                     2,400             8/06/96

                     2,000             8/07/96
                    19,300             1/06/97
                     2,000             1/07/97
                     2,600             1/08/97
                   100,000             1/16/97
                     3,100             1/09/97
                    50,000             2/14/97
                    50,000             3/05/97
                    26,900             3/06/97
                    35,100             3/07/97
                    24,800             3/14/97
                       600             3/19/97
                     1,600             3/20/97
                   126,700             3/27/97
                    94,200             3/21/97
                     3,000             4/03/97
                   120,000             4/01/97
                    19,800             4/15/97
                     2,600             4/16/97
                    81,600             4/17/97


    Neither Christopher L. Jaratt nor James G. Lewis has purchased or sold any shares of TIS during the preceding two years.

    Except as otherwise set forth in this Appendix A, neither the TIS Committee nor any of its nominees nor any "associate" of any of the foregoing persons or any other person who may be deemed a "participant" in the Proxy Solicitation is the beneficial or record owner of any Shares. Except as otherwise set forth in this Appendix A, neither the TIS Committee nor any of its nominees nor any "associate" of the foregong persons or any other person who may be deemed a "participant" in the Proxy Solicitation has purchased or sold any Shares within the past two years, borrowed any funds for the purpose of acquiring or holding any Shares or is or was within the past year a party to any contract or arrangement or understanding with any person with respect to any Shares. There has not been any transaction since the beginning of the Company's last fiscal year and there is not currently any proposed transaction to which the Company is a party, in which the Fund or any "associate" of the TIS Committee or any of its nominees or immediate family member of any of the foregoing persons or any other person who may be deemed a "participant" in the Proxy Solicitation had or will have a direct material interest.


                                      A2

                                      IMPORTANT

    Your vote is important. No matter how many or how few TIS shares you own, please vote FOR the TIS Committee's nominees by signing, dating and mailing the enclosed BLUE Proxy Card today. The TIS Committee urges you NOT to return any proxy cards sent to you by the Board of Directors of TIS.

    If you have already returned a Board of Directors' proxy card before receiving this proxy statement, you have every right to change your vote by signing and returning the enclosed BLUE Proxy Card. Only your latest dated properly executed proxy will count at the Annual Meeting.

    If you own your TIS Shares in the name of a brokerage firm, your broker cannot vote such shares unless he received your specific instructions. Please sign, date and return the enclosed BLUE Proxy Card in the postage-paid envelope that has been provided.

    If you have any questions about how to vote your TIS Shares, please call our proxy solicitor:

                                 Beacon Hill Partners
                                   90 Broad Street
                                 New York, NY  10004
                              Telephone:  1-800-854-9486

                        TOTALLY IGNORED STOCKHOLDERS COMMITTEE

                            SUPPLEMENT TO PROXY STATEMENT
                                  DATED MAY 6, 1997

                       TIS FILES LAWSUIT AGAINST TIS COMMITTEE

    On May 6, 1997, after the printing of the Proxy Statement of the TIS Committee to which this Supplement is attached, TIS Mortgage Investment Company ("TIS") filed a complaint in U. S. Federal District Court in San Francisco, California, against the TIS Committee, Turkey Vulture Fund XIII, Ltd. (the "Fund"), and Richard M. Osborne, Christopher L. Jarratt and James G. Lewis, the three nominees of the TIS Committee. The allegations of the Complaint are as follows:

    1. That the Committee does not have the right to nominate persons to be elected to the Board of TIS, because the Fund did not have record ownership of shares of TIS on April 21, 1997, when the Fund gave TIS notice of intent to nominate persons as directors pursuant to the Amended and Restated By-
Laws of TIS (the "By-Laws"). The By-Laws state that only stockholders of record may nominate directors.

    2. That the Schedule 13D filings made by the Fund with the Securities and Exchange Commission ("SEC") on April 7 and April 14, 1997 are misleading and therefore violate the Securities Exchange Act of 1934 (the "Exchange Act"), because they do not disclose the Fund's intent to nominate directors.

    3. That the Proxy Statement of the TIS Committee is misleading and therefore violates the Exchange Act, because it does not disclose that the Fund was not a record stockholder on April 21, 1997 and therefore the TIS Committee does not have the right to nominate directors pursuant to the By-Laws of TIS.

    4. That the Schedule 13D filings made by the Fund with the SEC are misleading and therefore violate the Exchange Act, because they do not disclose the intention of the Fund to merge TIS with Pacific Gateway Properties, Inc. ("Pacific"), in order to take advantage of the net operating losses of TIS and thereafter to liquidate the assets of TIS and Pacific. The Fund is a major shareholder of Pacific, a real estate company headquartered in San Francisco, and Pacific has agreed to appoint Messrs. Osborne and Jarratt to its Board.

    The complaint asks the court to enter an order (a) declaring that the Fund was not a stockholder of record on April 21,1997, (b) declaring that the Fund's notice of intent to nominate directors is defective, (c) prohibiting the Fund from soliciting proxies for the TIS Annual Meeting, (d) requiring the filing by the Fund of an amended Schedule 13D to declare its intentions to merge TIS and Pacific and liquidate their assets and (e) ordering the defendants to pay the costs of suit including attorneys fees.

    The Committee believes that, since it owned TIS shares prior to April 21, 1997, it has the right to nominate directors and that it has valid defenses to all the other allegations of the complaint, and the Committee, its nominees and the Fund intend to file an answer to the complaint denying its allegations and setting forth its defenses.

    This lawsuit is merely an effort to entrench the current directors and the TIS Committee intends to continue to solicit proxies for the Annual Meeting and urges Stockholders to return the BLUE proxy statement of the TIS Committee.

May 7, 1997

                                     PROXY


SOLICITED ON BEHALF OF      TIS MORTGAGE INVESTMENT   PROXY SOLICITED IN
TOTALLY IGNORED                     COMPANY           OPPOSITION
STOCKHOLDERS                1997 ANNUAL MEETING OF    TO THE BOARD OF DIRECTORS
 COMMITTEE                       STOCKHOLDERS

    Unless otherwise specified, this proxy will be voted FOR Item 1 and will be voted in the discretion of the proxies on such other matters as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.



1.         ELECTION OF DIRECTORS
           / / FOR                                                   / / WITHHOLD

           The Committee nominees are:
           Richard M. Osborne, Christopher L. Jarratt and James G. Lewis
           (Authority to vote for any nominee(s) may be withheld by lining through or otherwise striking out the name of such nominee(s).)

           The Proxy revokes all prior proxies and voting instructions.

           THE TOTALLY IGNORED STOCKHOLDERS COMMITTEE RECOMMENDS A VOTE FOR ITEM 1.

    The undersigned hereby appoints Richard M. Osborne and Christopher J. Jarratt, and each of them, with full power of substitution, as proxies for the undersigned, to represent and vote, as designated on the reverse side, all shares of common stock of TIS to which the undersigned is entitled to vote at the 1997 Annual Meeting of Stockholders of TIS scheduled to be held on May 29, 1997, and at any adjournment(s) or postponement(s) thereof, and revokes all prior proxies with respect to the matters covered by this proxy.

                                              Date: ______________________, 1997
                                              Signature: _______________________
                                              Signature: _______________________
                                              Title or Authority: ______________

                                              (Please sign exactly as name
                                              appears, indicating title or
                                              representation capacity, where
                                              applicable)

                  PLEASE SIGN, DATE AND MAIL YOUR PROXY TODAY

               If you have any questions on voting, please call:
                     Beacon Hill Partners at 1-800-854-9486